                                                                    EXHIBIT 4.20
                         FIFTEENTH EXTENSION AGREEMENT

     FIFTEENTH EXTENSION AGREEMENT, dated as of October 31, 1997, by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY.

     WHEREAS, the parties hereto are the parties to a Warrant Agency Agreement (the Warrant Agency Agreement"), dated as of December 19, 1989, as amended by an Extension Agreement (the "Extension Agreement"), dated as of December 18, 1992, as further amended by a Second Extension Agreement (the "Second Extension Agreement"), dated as of December 18, 1994, as further amended by a Third Extension Agreement, dated as of January 18, 1995 (the "Third Extension Agreement"), as further amended by a Fourth Extension Agreement, dated as of April 3, 1995 (the "Fourth Extension Agreement"), as further extended by a Fifth Extension Agreement, dated as of May 3, 1995 (the "Fifth Extension Agreement"), as further extended by a Sixth Extension Agreement, dated as of June 15, 1995, as further extended by a Seventh Extension Agreement, dated as of July 17, 1995 (the "Seventh Extension Agreement), as further extended by an Eighth Extension Agreement, dated as of August 16, 1995 (the "Eighth Extension Agreement"), as further extended by a Ninth Extension Agreement, dated as of December 31, 1995 (the "Ninth Extension Agreement"), as further extended by a Tenth Extension Agreement, dated as of April 30, 1996 (the "Tenth Extension Agreement"), as further extended by an Eleventh Extension Agreement, dated as of July 31, 1996 (the "Eleventh Extension Agreement"), as further extended by a Twelfth Extension Agreement, dated as of September 30, 1996 (the "Twelfth Extension Agreement"), as further extended by the Thirteenth Extension Agreement, dated as of November 15, 1996 (the "Thirteenth Extension Agreement"), and as further extended by the Fourteenth Extension Agreement, dated as of April 15, 1997 (the Warrant Agency Agreement, the Extension Agreement, the Second Extension Agreement, the Third Extension Agreement, the Fourth Extension Agreement, the Fifth Extension Agreement, the Sixth Extension Agreement, the Seventh Extension Agreement, the Eighth Extension Agreement, the Ninth Extension Agreement, the Tenth Extension Agreement, the Eleventh Extension Agreement, the Twelfth Extension Agreement, the Thirteenth Extension Agreement, and the

Fourteenth Extension Agreement are collectively referred to as the "Amended Warrant Agency Agreement") and now desire to further amend the same;

     NOW, THEREFORE, it is agreed as follows:

     1. All defined terms shall have the meaning given them in the Amended Warrant Agency Agreement unless otherwise defined herein.

     2. Section 5 of the Warrant Agency Agreement is amended to provide that the period during which the Warrants may be exercised shall expire at 5:00 P.M. New York City Time on October 31, 1998. The period from October 31, 1997 to October 31, 1998 shall be referred to as the Fifteenth Extension Period. The Warrant Agent is authorized to affix a stamp to certificates for the Warrants indicating the Fifteenth Extension Period.

     3. The Warrant Price during the Fifteenth Extension Period shall be $2.375, subject to adjustment as set forth in Section 4 of the Extension Agreement. (The parties acknowledge that due to a reverse stock split, effected October 4, 1996, each Warrant is exercisable into one twentieth of a share and the exercise price of the Warrants is $47.50 per share.)

     4. This Fifteenth Extension Agreement may only be changed by an instrument in writing executed by the parties hereto. This Fifteenth Extension Agreement shall be governed by the laws of the State of New York as they are applied to contracts to be performed entirely within the State of New York.

     5. Except as specifically amended hereby the Amended Warrant Agency Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                    VITAFORT INTERNATIONAL CORPORATION
                         By:    /s/ Mark Beychok
                            --------------------
                            Mark Beychok, President and Chief
                                   Executive Officer

                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                         By:   /s/ Steven Nelson
                            --------------------
                               Steven Nelson, Chairman